EXHIBIT 99.1

healthcare solutions for a new generation SM

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The Quantum Group, Inc. Completes $13.2 Million Public Offering and Initiates Trading on the American Stock Exchange Under Symbol “QGP”

WELLINGTON, Fla. (December 13, 2007) - The Quantum Group, Inc. (AMEX:QGP, QGP.U) (www.QuantumMD.com) today announced that it has completed its registered public offering, raising $13.2 million in gross proceeds.   The Company further announced that it has initiated trading on the American Stock Exchange (AMEX) of the Units registered in the Offering under the symbol “QGP.U.”  In addition, Quantum common shares, formerly traded on the OTC Bulletin Board under the symbol “QNTM,” are now also trading on the AMEX under the symbol “QGP.”  Paulson Investment Company, Inc., a wholly owned subsidiary of Paulson Capital Corp. (Nasdaq:PLCC), acted as the lead manager on the offering, and Newbridge Securities Corporation and  Neidiger Tucker Bruner, Inc. acted as co-managers.

The offering consisted of 1.2 million Units with an initial Unit offering price of $11.00 per Unit.  Each Unit consists of three shares of common stock, two seven year non-callable Class A Warrants and two seven year non-callable Class B Warrants.   Each Class A Warrant entitles its holder to purchase one share of common stock at an exercise price of $7.00 per share.  Each Class B Warrant entitles its holder to purchase one share of common stock at an exercise price of $11.00 per share.  Neither the Class A Warrant nor the Class B Warrant is subject to redemption.

The Units, trading under the symbol “QGP.U,” will be broken up in their component parts and will begin trading separately on or about Monday, January 14, 2008, under the symbols “QGP,” “QGP.WS.A” and “QGP.WS.B,” respectively.  Once separate trading in the common stock and Warrants begins, trading in the Units will cease and the Units will be delisted.

Quantum intends to use the net proceeds from this offering to further develop its medical service provider networks and management support services, repay debt, expand its technology platform, pay accrued compensation to its executive management and for general working capital purposes.

A registration statement related to these securities was filed and declared effective by the Securities and Exchange Commission.  This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  Offers may only be made by means of a written prospectus.  A copy of the final prospectus relating to the offering may be obtained from: Paulson Investment Company, Inc., 811 SW Naito Parkway, Suite 200, Portland, Oregon 97204.

The Quantum Group, Inc., a Wellington, Florida-based company, through its subsidiary companies, including Renaissance Health System of Florida, Inc. (RHS) (www.RHSFL.com), offers administrative and support business solutions for health maintenance organizations that market Medicare Advantage managed healthcare plans and to healthcare providers in the state of Florida.  Through its growing number of nearly 1,600 contracted physicians and managed care relationships in the state of Florida, the Company believes it is positioned to bring increased efficiencies to the Florida healthcare industry.

Certain statements contained in this news release, which are not based on historical facts, are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995, and are subject to substantial uncertainties and risks in part detailed in the respective company’s Securities and Exchange Commission 10-KSB, 10-QSB, S-8 and 8-K filings (and amendments thereto) that may cause actual results to materially differ from projections. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates” and other words of similar meaning.  These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by these forward-looking statements.  Such risk factors include, without limitation, the ability of the Company to properly execute its business model, to raise substantial and immediate additional capital to implement its business model, to attract and retain executive, management and operational personnel, to negotiate favorable current debt and future capital raises, to negotiate favorable agreements with a diversified provider base and to continue to supply the services needed by its HMO clients as well physician clients.  The Company does not undertake any obligation to publicly update any forward-looking statements.  As a result, investors should not place undue reliance on these forward-looking statements.

FOR MORE INFORMATION, PLEASE CONTACT:

Elite Financial Communications Group, LLC

Daniel Conway, Chief Strategist

407.585.1080 or via email at Quantum@efcg.net

Or

Danielle Amodio

Vice President, Corporate Communications

The Quantum Group, Inc.

561.798.9800